Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Fourth Quarter and Full Year 2021

February 10, 2022

•Membership as of December 31, 2021 of 598,169, a 49% increase YoY
•For the year ended December 31, 2021:
◦Direct and assumed premiums of $3,437 million, a 50% increase YoY
◦Premiums earned of $1,831 million, a 302% increase YoY
◦Net loss of $571 million, an increase of $165 million YoY; Adjusted EBITDA loss of $430 million, an increase of $27 million YoY
•Reaffirming 2022 outlook, including direct and assumed policy premiums of $6.1 - $6.4 billion, which would represent a more than 80% YoY increase, at the midpoint

New York, NY, February 10, 2022 - Health insurtech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the fourth quarter and year ended December 31, 2021.

“We had a strong performance in Q421 and are pleased to have met or exceeded all of our expectations across key metrics, including Medical Loss Ratio and EBITDA” said Mario Schlosser, CEO and Co-Founder of Oscar. “Our historic growth during Open Enrollment signifies that our tech-enabled member-centric strategy and brand recognition continue to resonate in the market. As we meaningfully increase scale in the business, we maintain a disciplined focus on efficiency and we believe we remain well positioned on our path to profitability for our insurance business in 2023.”

Direct and assumed policy premiums for 2021 were $3,437 million, at the high end of the Company’s outlook and an increase of 50% YoY, primarily due to a 49% YoY increase in membership as well as business mix shifts towards higher premium plans. Premiums earned for 2021 increased 302% YoY, driven by membership growth and lower quota share cession rates in 2021 compared to 2020.

Oscar’s InsuranceCo Combined Ratio for 2021, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, was roughly flat YoY, largely reflecting an improvement in the InsuranceCo Administrative Expense Ratio that was offset by higher COVID-driven medical costs. Specifically, the InsuranceCo Administrative Expense Ratio for 2021 decreased 430 bps YoY to 21.8%, driven by fixed cost leverage and repeal of the health insurer fee. Conversely, the MLR for 2021 increased 420 bps YoY, driven by higher net COVID costs and higher growth during the Special Enrollment Period.

Oscar is reaffirming its 2022 outlook across all metrics, including direct and assumed policy premiums of $6.1 billion - $6.4 billion, an increase of more than 80% YoY, at the midpoint, and InsuranceCo Combined Ratio of 104% - 106%, an improvement of 570 bps, at the midpoint.

Financial Results Summary

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Premiums before ceded reinsurance	$705,502	$439,846	$2,712,988	$1,672,339
Reinsurance premiums ceded	(212,921)	(282,931)	(881,968)	(1,217,304)
Premiums earned	$492,581	$156,915	$1,831,020	$455,035
Total revenue	$496,067	$157,673	$1,838,715	$462,801
Total operating expenses	$692,322	$344,510	$2,383,196	$865,067
Net loss	$(197,742)	$(189,870)	$(571,426)	$(406,825)

Oscar Health, Inc.
News Release

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Direct and assumed premiums (in thousands)	$872,904	$550,351	$3,436,626	$2,287,618
Medical Loss Ratio	97.9%	107.9%	88.9%	84.7%
InsuranceCo Administrative Expense Ratio	24.5%	36.3%	21.8%	26.1%
InsuranceCo Combined Ratio	122.4%	144.2%	110.7%	110.8%
Adjusted Administrative Expense Ratio	34.4%	48.8%	28.9%	34.3%
Adjusted EBITDA (1) (in thousands)	$(164,017)	$(216,483)	$(429,826)	$(402,447)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of
	December 31, 2021	December 31, 2020
Individual and Small Group	577,799	400,120
Medicare Advantage	3,864	1,924
Cigna + Oscar (1)	16,506	—
Total Members	598,169	402,044
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2022 Outlook
	Low	High
Direct and assumed premiums (in thousands)	$6,100,000	$6,400,000
Medical Loss Ratio	84%	86%
InsuranceCo Administrative Expense Ratio	19.5%	20.5%
InsuranceCo Combined Ratio	104%	106%
Adjusted Administrative Expense Ratio	24%	26%
Adjusted EBITDA (1) (in thousands)	$(480,000)	$(380,000)
(1)Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.
The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, February 10, 2022 at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct and assumed policy premiums, medical loss ratio, InsureCo administrative expense ratio, adjusted administrative expense ratio, adjusted EBITDA and other financial performance, and the related underlying assumptions, our business and financial prospects, general and healthcare industry market conditions and trends, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations, and the response by governments and other third parties; our ability to retain and expand our member base; our ability to execute our growth strategy; our ability to maintain or enter into new partnerships or collaborations with healthcare industry participants; negative publicity, unfavorable shifts in perception of our digital platform or other member service channels; our ability to achieve and/or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to accurately estimate our incurred claims expenses or effectively manage our claims costs or related administrative costs, including as a result of fluctuations in medical utilization rates due to the impact of COVID-19; our ability to comply with ongoing regulatory requirements and applicable performance standards, including as a result of our participation in government-sponsored programs, such as Medicare; changes or developments in the health insurance markets in the United States, including the passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards; our ability to maintain key in-network providers and good relations with the physicians, hospitals, and other providers within and outside our provider networks, or to arrange for the delivery of quality care; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; unanticipated results of risk adjustment programs; delays in our receipt of premiums; disruptions or challenges to our relationship with the Oscar Medical Group; cyber-security breaches of our and our partners’ information and technology systems; unanticipated changes in population morbidity and large-scale changes in health care utilization; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health

Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of over one million members as of January 31, 2022. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Jackie Kahn
SVP of Communications
comms@hioscar.com
202-538-0128

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Revenue
Premiums before ceded reinsurance	$705,502	$439,846	$2,712,988	$1,672,339
Reinsurance premiums ceded	(212,921)	(282,931)	(881,968)	(1,217,304)
Premiums earned	492,581	156,915	1,831,020	455,035
Investment income and other revenue	3,486	758	7,695	7,766
Total revenue	496,067	157,673	1,838,715	462,801

Operating Expenses
Claims incurred, net	482,492	84,233	1,623,995	309,353
Other insurance costs	124,434	97,312	410,363	216,534
General and administrative expenses	89,338	62,276	265,078	166,655
Federal and state assessments	36,244	19,734	139,085	81,458
Health insurance industry fee	—	4,813	—	19,251
Premium deficiency reserve release	(40,186)	76,142	(55,325)	71,816
Total operating expenses	692,322	344,510	2,383,196	865,067
Loss from operations	(196,255)	(186,837)	(544,481)	(402,266)
Interest expense	397	3,514	4,720	3,514
Other expense	1,201	—	1,201	—
Loss on extinguishment of debt	—	—	20,178	—
Loss before income taxes	(197,853)	(190,351)	(570,580)	(405,780)
Income tax (benefit) provision	(111)	(481)	846	1,045
Net loss	(197,742)	(189,870)	(571,426)	(406,825)
Less: Net income attributable to noncontrolling interests	1,180	—	1,180	—
Net loss attributable to Oscar Health, Inc.	$(198,922)	$(189,870)	$(572,606)	$(406,825)

Earnings (Loss) per Share
Net loss per share attributable to Oscar Health, Inc., basic and diluted	$(0.95)	$(6.28)	$(3.20)	$(14.16)
Weighted average common shares outstanding, basic and diluted	209,775,333	30,223,000	178,967,056	29,263,424

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$1,103,995	$826,326
Short-term investments	587,086	366,387
Premium and other receivables	138,414	65,322
Risk adjustment transfer receivable	40,659	31,157
Accrued investment income	3,782	1,862
Balances due from reinsurance programs	431,990	579,393
Total current assets	2,305,926	1,870,447
Property, equipment, and capitalized software, net	46,611	35,812
Long-term investments	844,476	325,740
Restricted deposits	28,085	26,478
Other assets	95,957	13,136
Net deferred tax asset	595	493
Total Assets	$3,321,650	$2,272,106

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities:
Benefits payable	$513,582	$311,914
Risk adjustment transfer payable	794,398	716,370
Premium deficiency reserve	29,246	84,571
Unearned premiums	75,044	71,904
Accounts payable and accrued liabilities	234,788	137,524
Reinsurance payable	205,231	343,313
Total current liabilities	1,852,289	1,665,596
Long-term debt	—	142,487
Warrant liabilities	—	15,005
Other liabilities	76,839	—
Total liabilities	1,929,128	1,823,088
Commitments and contingencies
Convertible Preferred Stock, $0.00001 par value; 407,156,831 shares authorized; 400,904,302 shares issued and outstanding as of December 31, 2020	—	1,744,911
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of December 31, 2021	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 175,212,223 shares issued and outstanding as of December 31, 2021	2	—
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of December 31, 2021	—	—
Series A common stock, $0.00001 par value, 680,000,000 shares authorized; 8,291,917 issued and outstanding as of December 31, 2020; Series B common stock, $0.00001 par value, 69,487,963 shares authorized; 23,162,654 shares issued and outstanding as of December 31, 2020; Series C common stock, $0.00001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	2
Treasury stock (314,600 shares as of December 31, 2021 and December 31, 2020)	(2,923)	(2,923)
Additional paid-in capital	3,393,533	133,255
Accumulated deficit	(1,999,712)	(1,427,106)
Accumulated other comprehensive income (loss)	(3,671)	879
Total Oscar Health, Inc. stockholders’ equity (deficit)	1,387,229	(1,295,893)
Noncontrolling interests	5,293	—
Total stockholders’ equity (deficit)	1,392,522	(1,295,893)
Total Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)	$3,321,650	$2,272,106

Oscar Health, Inc.
News Release
Oscar Health Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020
	(unaudited)
Cash flows from operating activities:
Net loss	$(571,426)	$(406,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred taxes	(101)	(67)
Net realized gain on sale of financial instruments	(209)	(1,246)
Loss on fair value of warrant liabilities	12,856	5,101
Depreciation and amortization expense	14,605	11,285
Amortization of debt issuance costs	329	327
Stock-based compensation expense	86,296	35,869
Investment amortization, net of accretion	8,031	2,588
Debt extinguishment loss	20,178	—
Changes in assets and liabilities:
(Increase) / decrease in:
Premium and other receivables	(66,953)	(35,254)
Risk adjustment transfer receivable	(9,502)	(6,035)
Accrued investment income	(1,920)	(417)
Balances due from reinsurance programs	147,403	(63,329)
Other assets	(9,379)	2,627
Increase / (decrease) in:
Benefits payable	201,667	155,357
Unearned premiums	3,140	46,596
Premium deficiency reserve	(55,325)	71,816
Accounts payable and accrued liabilities	98,619	75,800
Reinsurance payable	(138,082)	(89,197)
Risk adjustment transfer payable	78,028	417,736
Net cash (used in) provided by operating activities	(181,745)	222,732
Cash flows from investing activities:
Purchase of investments	(1,810,076)	(1,001,038)
Sale of investments	624,077	489,528
Maturity of investments	430,694	182,060
Purchase of property, equipment and capitalized software	(25,885)	(14,021)
Change in restricted deposits	6,675	(1,243)
Net cash (used in) provided by investing activities	(774,515)	(344,714)
Cash flows from financing activities:
Debt prepayment	(153,173)	147,000
Debt extinguishment costs	(12,994)	—
Payments of debt issuance costs	—	(4,840)
Proceeds from IPO, net of underwriting discounts	1,348,321	—
Offering costs from IPO	(9,447)	—
Convertible preferred stock and call option issuances	—	375,671
Proceeds from exercise of warrants and call options	9,191	74,581
Proceeds from partial sale of subsidiary to noncontrolling interest	7,230	—
Proceeds from exercise of stock options	49,584	19,295
Net cash (used in) provided by financing activities	1,238,712	611,707

Oscar Health, Inc.
News Release

Increase (decrease) in cash, cash equivalents and restricted cash equivalents	282,452	489,725
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	843,105	353,380
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$1,125,557	$843,105
Cash and cash equivalents	1,103,995	826,326
Restricted cash and cash equivalents included in restricted deposits	21,562	16,779
Total cash, cash equivalents and restricted cash and cash equivalents	$1,125,557	$843,105

Supplemental Disclosures:
Interest payments	$4,256	$—
Income tax payments	$697	$1,525

Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	$1,744,911	$—
Net exercise of preferred stock warrants to preferred stock upon initial public offering	$28,248	$—
Adjustment to fair value of preferred stock warrant liability upon initial public offering	$13,243	$—

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct and Assumed Policy Premiums
Direct Policy Premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.

Assumed Policy Premiums are premiums we receive primarily as part of our reinsurance arrangements under our Cigna+Oscar small group plan offering.

We previously presented Direct Policy Premiums as a key operating metric for the year ended December 31, 2020, and for each of the quarterly and year-to-date periods ended March 31, June 30 and September 30 during our 2021 fiscal year and the corresponding periods in our 2020 fiscal year, as we had received only insignificant Assumed Policy Premiums prior to the launch of our Cigna+Oscar small group plan offering for the 2021 plan year. We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because each of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio are calculated on the basis of Direct and Assumed Policy Premiums.

	Three Months Ended		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Direct policy premiums	$866,032	$550,052	$3,420,328	$2,287,319
Assumed premiums	6,872	299	16,298	299
Direct and assumed premiums	$872,904	$550,351	$3,436,626	$2,287,618

Oscar Health, Inc.
News Release
Medical Loss Ratio
Medical loss ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$678,019	$402,486	$2,403,108	$1,364,432
Assumed reinsurance claims	12,067	294	21,656	292
Excess of loss ceded claims (2)	505	(4,962)	(12,500)	(13,633)
State reinsurance (3)	(4,786)	(2,606)	(14,655)	(10,026)
Net claims before ceded quota share reinsurance (A)	$685,805	$395,212	$2,397,609	$1,341,065

Premiums before ceded reinsurance	$705,502	$439,846	$2,712,988	$1,672,339
Excess of loss reinsurance premiums (4)	(4,971)	(8,899)	(16,266)	(24,066)
Other non-recurring items (5)	—	(64,538)	—	(64,538)
Net premiums before ceded quota share reinsurance (B)	$700,531	$366,409	$2,696,722	$1,583,735
Medical Loss Ratio (A divided by B)	97.9%	107.9%	88.9%	84.7%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.
(5)Represents adjustments for litigation settlements recognized during the year ended December 31, 2020 related to risk corridor and risk adjustment programs.

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before ceded quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Other insurance costs	$124,434	$97,312	$410,363	$216,534
Ceding commissions	24,260	29,956	82,246	126,840
Stock-based compensation expense	(13,307)	(7,155)	(42,295)	(18,299)
Health insurance industry fee	—	4,813	—	19,251
Federal and state assessment of health insurance subsidiaries	36,043	20,294	138,369	81,199
Other non-recurring items (1)	—	(12,102)	—	(12,102)
Health insurance subsidiary adjusted administrative expenses (A)	$171,430	$133,118	$588,683	$413,423

Premiums before ceded reinsurance	$705,502	$439,846	$2,712,988	$1,672,339
Excess of loss reinsurance premiums	(4,971)	(8,899)	(16,266)	(24,066)
Other non-recurring items (1)	—	(64,538)	—	(64,538)
Net premiums before ceded quota share reinsurance (B)	$700,531	$366,409	$2,696,722	$1,583,735
InsuranceCo Administrative Expense Ratio (A divided by B)	24.5%	36.3%	21.8%	26.1%
(1)Represents adjustments for litigation settlements recognized during the year ended December 31, 2020 related to risk corridor and risk adjustment programs.

Oscar Health, Inc.
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InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the current overall performance of our insurance business for activities that can be compared to peers.

Adjusted Administrative Expense Ratio

The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (or “Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, including quota share reinsurance premiums ceded and excluding excess of loss reinsurance premiums ceded and non-recurring items (or “Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total Operating Expenses, excluding non-administrative insurance-based expenses and ceding commissions. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. The Company believes Adjusted Administrative Expenses is a useful measure of its administrative expenses, as it excludes insurance-based expenses, non-cash expenses and non-recurring expenses. The Company believes Adjusted Administrative Expense Ratio is useful to evaluate the Company’s ability to manage its overall administrative expense base. This ratio also provides further clarity into the Company’s overall path to profitability. Below is a calculation of our Adjusted Administrative Expense Ratio for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Total Operating Expenses	$692,322	$344,510	$2,383,196	$865,067
Claims incurred, net	(482,492)	(84,233)	(1,623,995)	(309,353)
Premium deficiency reserve release	40,186	(76,142)	55,325	(71,816)
Ceding commissions	24,260	29,956	82,246	126,840
Total Administrative Expenses	$274,276	$214,091	$896,772	$610,738
Stock-based compensation expense/warrant expense	(28,268)	(19,495)	(99,152)	(40,970)
Depreciation and amortization	(3,970)	(3,295)	(14,605)	(11,285)
Other non-recurring items (1)(2)	—	(12,102)	(898)	(12,102)
Adjusted Administrative Expenses (A)	$242,038	$179,199	$782,117	$546,381
Total Revenue	$496,067	$157,673	$1,838,715	$462,801
Reinsurance premiums ceded	212,921	282,931	881,968	1,217,304
Excess of loss reinsurance premiums	(4,971)	(8,899)	(16,266)	(24,066)
Other non-recurring items (2)	—	(64,538)	—	(64,538)
Adjusted Total Revenue (B)	$704,017	$367,167	$2,704,417	$1,591,501
Adjusted Administrative Expense Ratio (A divided by B)	34.4%	48.8%	28.9%	34.3%
(1)Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's Term Loan and approximately $0.9 million of non-recurring expenses incurred in connection with the IPO during the year ended December 31, 2021.
(2)Represents adjustments for litigation settlements recognized during the year ended December 31, 2020 related to risk corridor and risk adjustment programs.

Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax (benefit) expense, depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Oscar Health, Inc.
News Release
Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(197,742)	$(189,870)	$(571,426)	$(406,825)
Interest expense	397	3,514	4,720	3,514
Other expense	1,201	—	1,201	—
Income tax (benefit) expense	(111)	(481)	846	1,045
Depreciation and amortization	3,970	3,295	14,605	11,285
Stock-based compensation/warrant expense (1)	28,268	19,495	99,152	40,970
Other non-recurring items(2)(3)	—	(52,436)	21,076	(52,436)
Adjusted EBITDA	$(164,017)	$(216,483)	$(429,826)	$(402,447)
(1)Represents (i) non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards, (ii) warrant contract expense, and (iii) changes in the fair value of warrant liabilities.
(2)Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's Term Loan and approximately $0.9 million of non-recurring expenses incurred in connection with the IPO during the year ended December 31, 2021.
(3)Represents adjustments for litigation settlements recognized during the year ended December 31, 2020 related to risk corridor and risk adjustment programs.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Quota share ceded premiums	$(192,003)	$(299,549)	$(904,764)	$(1,284,597)
Quota share ceded claims	203,314	312,352	773,615	1,039,324
Ceding commissions	24,260	29,956	82,246	126,840
Experience refunds	(15,948)	25,518	39,062	91,360
Net quota share impact	$19,623	$68,277	$(9,841)	$(27,073)

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Reinsurance premiums ceded, gross	$(197,441)	$(305,453)	$(921,953)	$(1,308,275)
Experience refunds	(15,480)	22,522	39,985	90,971
Reinsurance premiums ceded	(212,921)	(282,931)	(881,968)	(1,217,304)
Reinsurance premiums assumed	6,872	299	16,298	299
Total reinsurance premiums (ceded) and assumed	$(206,049)	$(282,632)	$(865,670)	$(1,217,005)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Direct claims incurred	$678,019	$402,486	$2,403,108	$1,364,432
Ceded reinsurance claims	(207,594)	(318,547)	(800,769)	(1,055,371)
Assumed reinsurance claims	12,067	294	21,656	292
Total claims incurred, net	$482,492	$84,233	$1,623,995	$309,353

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Other insurance costs, gross	$148,694	$127,268	$492,609	$343,374
Ceding commissions	(24,260)	(29,956)	(82,246)	(126,840)
Other insurance costs, net	$124,434	$97,312	$410,363	$216,534

Oscar Health, Inc.
News Release
The Company records reinsurance recoverables as “balances due from reinsurance programs” within current assets on its consolidated balance sheets. The composition of the reinsurance recoverables balance is as follows:

	December 31, 2021	December 31, 2020
	(in thousands)
Ceded reinsurance claim recoverables	$406,017	$435,331
Reinsurance ceding commissions	23,517	41,586
Experience refunds on reinsurance agreements	2,456	102,476
Balances due from reinsurance programs	$431,990	$579,393